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                                                                    EXHIBIT 99.1


                             (HERITAGE PROPANE LOGO)



                                  PRESS RELEASE

                         HERITAGE PROPANE PARTNERS, L.P.
                       REPORTS FIRST QUARTER 2004 RESULTS;
                          REAFFIRMS PRO FORMA GUIDANCE

TULSA, OKLAHOMA - JANUARY 8, 2004 - Heritage Propane Partners, L.P. (NYSE:HPG) today reported a net loss for the first quarter of fiscal 2004 ended November 30, 2003 of $1.3 million, or ($0.09) per limited partner unit as compared to net income of $1.5 million, or $0.08 per limited partner unit, for the first quarter of fiscal 2003. EBITDA, as adjusted, for the first quarter of fiscal 2004 was $16.5 million versus the $20.8 million reported for the first quarter of fiscal 2003 ended November 30, 2002.

In commenting on the first quarter results, H. Michael Krimbill, President and CEO said, "The retail propane business is seasonal and obviously dependent upon the weather. Winter temperatures do not arrive at the same time each year or remain for the same duration. We are pleased with our results considering that in our areas of operation, the fiscal 2004 first quarter weather was more than 11% warmer than last year. Although, overall sales volumes increased due to acquisitions, the increase was limited by the warmer than normal temperatures and was not enough to offset the higher operating expenses associated with those acquisitions." Mr. Krimbill continued, "Cold weather arrived in January and is forecast to remain such that the lower first quarter results do not change our annual performance expectations. Therefore, the Partnership believes it is still positioned to achieve the previously reported annualized pro forma EBITDA estimates associated with the Energy Transfer transaction."

Retail gallons were 78.6 million gallons for the first quarter of fiscal 2004, a
1.9 million gallon increase over the 76.7 million retail gallons sold for the first quarter of fiscal 2003. This increase was primarily the result of acquisition related volumes offset by weather that was significantly warmer than normal and warmer than the first quarter of fiscal 2003. Total revenues were $123.7 million for the first quarter of fiscal 2004 as compared to $113.5 million for the first quarter of 2003, an increase of $10.2 million. Total gross profit was $57.4 million for the first quarter of fiscal 2004 as compared to $56.4 million for the first quarter of fiscal 2003. Operating income for the fiscal 2004 first quarter was $6.7 million as compared to $10.9 million in the fiscal first quarter of 2003. This decrease in operating income is the result of warmer than normal weather and the increases in operating costs associated with acquisitions offsetting the increases in revenues.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership's fundamental business activities. EBITDA, as adjusted, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the notes to the consolidated financial statements included in this release.

Heritage is the fourth largest retail marketer of propane in the United States, serving more than 650,000 customers from over 300 customer service locations in 31 states. Operations extend from coast to coast, with concentrations in the western, upper midwestern, northeastern, and southeastern regions of the United States.

This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond

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management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

The Partnership has scheduled a conference call for 2:00 pm Central Standard Time, Friday, January 9, 2004, to discuss the fiscal 2004 first quarter results. The dial-in number is 800-998-4474; participant code Heritage Propane.

The information contained in this press release is available on the Partnership's website at www.heritagepropane.com. For information, please contact Michael L. Greenwood, Vice President and Chief Financial Officer, at 918-492-7272.

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                HERITAGE PROPANE PARTNERS, L.P. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in thousands, except per unit and unit data)

                                                                      Three Months
                                                                   Ended November 30,
                                                             ------------------------------
                                                                 2003              2002
                                                             ------------      ------------
REVENUES:
   Retail fuel                                               $     94,388      $     84,050
   Wholesale fuel                                                  10,342            11,348
   Liquids marketing, net                                              49               707
   Other                                                           18,947            17,355
                                                             ------------      ------------
     Total revenues                                               123,726           113,460
                                                             ------------      ------------

COSTS AND EXPENSES:
   Cost of products sold                                           66,370            57,020
   Operating expenses                                              38,042            33,392
   Depreciation and amortization                                    9,415             9,266
   Selling, general and administrative                              3,190             2,856
                                                             ------------      ------------
     Total costs and expenses                                     117,017           102,534
                                                             ------------      ------------

OPERATING INCOME                                                    6,709            10,926

OTHER INCOME (EXPENSE):
   Interest expense                                                (8,166)           (9,297)
   Equity in earnings of affiliates                                   219               213
   Gain on disposal of assets                                         173                67
   Other                                                              (46)             (278)
                                                             ------------      ------------

INCOME (LOSS) BEFORE MINORITY INTERESTS AND INCOME TAXES           (1,111)            1,631

   Minority interests                                                (135)             (127)
                                                             ------------      ------------

NET INCOME (LOSS) BEFORE INCOME TAXES                              (1,246)            1,504

   Income taxes                                                        50                --
                                                             ------------      ------------

NET INCOME (LOSS)                                                  (1,296)            1,504

GENERAL PARTNER'S INTEREST IN  NET INCOME (LOSS)                      311               233
                                                             ------------      ------------

LIMITED PARTNERS' INTEREST IN NET INCOME (LOSS)              $     (1,607)     $      1,271
                                                             ============      ============

BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT             $      (0.09)     $       0.08
                                                             ============      ============

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING                      18,020,137        15,816,347
                                                             ============      ============

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT           $      (0.09)     $       0.08
                                                             ============      ============

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING                    18,020,137        15,848,698
                                                             ============      ============

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
                                                       Three Months
SUPPLEMENTAL INFORMATION:                           Ended November 30,
                                                  ----------------------
                                                    2003          2002
                                                  --------      --------
NET INCOME (LOSS) RECONCILIATION

Net income (loss)                                 $ (1,296)     $  1,504
Depreciation and amortization                        9,415         9,266
Interest                                             8,166         9,297
Taxes                                                   50            --
Non-cash compensation expense                           90           309
Other expenses                                          46           278
Depreciation, amortization, and
   interest and taxes of investee                      235           238
Minority interest in the
   Operating Partnership                               (27)           11
(Gain) loss on disposal of assets                     (173)          (67)
                                                  --------      --------
EBITDA, as adjusted (a)                           $ 16,506      $ 20,836
                                                  ========      ========

Capital Expenditures:
   Maintenance                                    $  8,968      $  7,547
   Growth                                         $ 10,071      $  3,708

Retail Gallons Sold                                 78,641        76,721

(a) EBITDA, as adjusted is defined as the Partnership's earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. We present EBITDA, as adjusted, on a Partnership basis which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the Common Units awarded under the Partnership's compensation plans that have not yet vested under the terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income such as the gain arising from our disposal of assets is not included when determining EBITDA, as adjusted. EBITDA, as adjusted (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements.

      EBITDA, as adjusted is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of the Partnership's fundamental business activities. Management believes that the presentation of EBITDA, as adjusted is useful to lenders and investors because of its use in the propane industry and for master limited partnerships as an indicator of the strength and performance of the Partnership's ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Additionally, management believes that EBITDA, as adjusted provides additional and useful information to the Partnership's investors for trending, analyzing and benchmarking the operating results of the Partnership from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted allows investors to view the Partnership's performance in a manner similar to the methods used by management and provides additional insight to the Partnership's operating results.

      EBITDA, as adjusted is used by management to determine our operating performance, and along with other data as internal measures for setting annual operating budgets, assessing financial performance of the Partnership's numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. The Partnership has a large number of business locations located in different regions of the United States. EBITDA, as adjusted can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. To present EBITDA, as adjusted on a full Partnership basis, we add back the minority interest of the general partner because net income is reported net of the general partner's minority interest. Our EBITDA, as adjusted includes non-cash compensation expense which is a non-cash expense item resulting from our unit based compensation plans that does not require cash settlement and is not considered during management's assessment of the operating results of the Partnership's business. By adding these non-cash compensation expenses in EBITDA, as adjusted allows management to compare the Partnership's operating results to those of other companies in the same industry who may have compensation plans with levels and values of annual grants that are different than the Partnership's. Other expenses include other finance charges and other asset

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      non-cash impairment charges that are reflected in the Partnership's operating results but are not classified in interest, depreciation and amortization. We do not include gain on the sale of assets when determining EBITDA, as adjusted since including non-cash income resulting from the sale of assets increases the performance measure in a manner that is not related to the true operating results of the Partnership's business. In addition, Heritage's debt agreements contain financial covenants based on EBITDA, as adjusted. For a description of these covenants, please read "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations-Description of Indebtedness" included in the Partnership's Form 10-K for the fiscal year ended August 31, 2003, as filed with the Securities and Exchange Commission on November 26, 2003.

      There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company's net income or loss. In addition, Heritage's calculation of EBITDA, as adjusted may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. EBITDA, as adjusted for the periods described herein is calculated in the same manner as presented by Heritage in the past. Management compensates for these limitations by considering EBITDA, as adjusted in conjunction with its analysis of other GAAP financial measures, such as gross profit, net income (loss), and cash flow from operating activities.

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                HERITAGE PROPANE PARTNERS, L.P. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except unit data)

                                                                                   November 30,     August 31,
                                                                                       2003            2003
                                                                                   ------------     ----------
                                ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                         $   7,820      $   7,117
   Marketable securities                                                                 3,176          3,044
   Accounts receivable, net of allowance for doubtful accounts                          52,467         35,879
   Inventories                                                                          57,439         45,274
   Assets from liquids marketing                                                           112             83
   Prepaid expenses and other                                                            5,623          2,741
                                                                                     ---------      ---------
     Total current assets                                                              126,637         94,138

PROPERTY, PLANT AND EQUIPMENT, net                                                     435,710        426,588
INVESTMENT IN AFFILIATES                                                                 8,887          8,694
GOODWILL, net of amortization prior to adoption of SFAS No. 142                        157,185        156,595
INTANGIBLES AND OTHER ASSETS, net                                                       52,717         52,824
                                                                                     ---------      ---------
     Total assets                                                                    $ 781,136      $ 738,839
                                                                                     =========      =========

                  LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
   Working capital facility                                                          $  60,448      $  26,700
   Accounts payable                                                                     55,648         43,690
   Accounts payable to related companies                                                 6,829          6,255
   Accrued and other current liabilities                                                37,584         35,993
   Liabilities from liquids marketing                                                      100             80
   Current maturities of long-term debt                                                 42,544         38,309
                                                                                     ---------      ---------
     Total current liabilities                                                         203,153        151,027

LONG-TERM DEBT,  less current maturities                                               364,161        360,762
MINORITY INTERESTS                                                                       3,998          4,002
                                                                                     ---------      ---------

                                                                                       571,312        515,791
                                                                                     ---------      ---------

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL:
   Common Unitholders (18,028,029 and 18,013,229 units issued and outstanding at
     November 30, 2003 and August 31, 2003
     respectively)                                                                     207,980        221,207
   Class C Unitholders (1,000,000 units issued and outstanding at
    August 31, 2003 and 2002)                                                               --             --
   General Partner                                                                       2,062          2,190
   Accumulated other comprehensive loss                                                   (218)          (349)
                                                                                     ---------      ---------
     Total partners' capital                                                           209,824        223,048
                                                                                     ---------      ---------
     Total liabilities and partners' capital                                         $ 781,136      $ 738,839
                                                                                     =========      =========